RIGHTS AGREEMENT

                                 by and between

                             PRIMESOURCE CORPORATION

                                       and

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                                  Rights Agent

                          Dated as of February 1, 2001

                                TABLE OF CONTENTS

Section                                                                                        Page

1        Definitions                                                                              1

2        Appointment of Rights Agent                                                              4

3        Issuance of Rights Certificates                                                          5

4        Form of Rights Certificates                                                              6

5        Countersignatures and Registration                                                       6

6        Transfer, Split Up, Combination And Exchange Of Right Certificates, etc.                 7

7        Exercise Of Rights; Exercise Price; Expiration Date Of Rights                            8

8        Cancellation and Destruction of Right Certificates                                       9

9        Reservation and Availability of Common Shares                                           10

10       Common Shares Record Date                                                               11

11       Adjustment of Exercise Price, Number and Kind of Shares or Number of Rights             11

12       Certificate of Adjusted Exercise Price or Number of Shares                              16

13       Consolidation, Merger of Sale or Transfer of Assets or Earning Power                    16

14       Additional Covenants                                                                    19

15       Fractional Rights and Fractional Shares                                                 19

16       Rights of Action                                                                        20

17       Agreement of Rights Holders                                                             20

18       Right Certificate Holder Not Deemed a Stockholder                                       21

19       Concerning the Rights Agent                                                             21

20       Merger or Consolidation or Change of Name of Rights Agent                               22

21       Duties of Rights Agent                                                                  22

22       Change of Rights Agent                                                                  24

23       Issuance of New Right Certificates                                                      24


24       Redemption                                                                              25

25       Exchange                                                                                26

26       Notice of Certain Events                                                                26

27       Notices                                                                                 27

28       Supplements and Amendments                                                              28

29       Successors                                                                              28

30       Determinations and Actions by the Board of Directors                                    29

31       Benefits of this Agreement                                                              29

32       Severability                                                                            29

33       Governing Law                                                                           30

34       Counterparts                                                                            30

35       Descriptive Headings                                                                    30



         Exhibit A -- Form of Right Certificate

         Exhibit B -- Summary of Rights to Purchase Common Stock


                                RIGHTS AGREEMENT

                  RIGHTS AGREEMENT dated as of February 1, 2001 (the "Agreement"), by and between PrimeSource Corporation, a Pennsylvania corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation (the "Rights Agent").

                  The Board of Directors of the Company has authorized and declared a dividend of one Right (as such term is hereinafter defined) for each share of common stock, $0.01 par value, of the Company (the "Common Shares") outstanding at the close of business on February 2, 2001 (the "Record Date"), and has authorized the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date, the Exchange Date and the Final Expiration Date (as such terms are hereinafter defined), each Right representing the right to purchase one Common Share, upon the terms and subject to the conditions hereinafter set forth (the "Rights").

                  Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                           a.      "Acquiring Person" shall mean any Person (as
such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares then outstanding, but shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, or (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan. Notwithstanding the foregoing, (i) no Person shall become an "Acquiring Person" solely as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares then outstanding; provided, however, that if a Person becomes the Beneficial Owner of 15% or more of the Common Shares then outstanding by reason of share acquisitions by the Company and shall, after such share acquisitions, become the Beneficial Owner of any additional Common Shares, then such Person shall be deemed to be an "Acquiring Person", and (ii) no Person shall be deemed an "Acquiring Person" if the Board of Directors determines that such Person became such inadvertently, including but not limited to circumstances where such Person (A) is unaware that he/she owned a percentage of the Common Shares that would cause him/her to become an "Acquiring Person" or
(B) is aware of his/her percentage ownership but not of its consequences under this Agreement and has no intention to control the Company and who with reasonable promptness reduces his/her ownership below 15%.

                           b.       "Affiliate", "Associate" and "control" shall
have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

                           c.       A Person shall be deemed the "Beneficial
Owner" of and shall be deemed to "beneficially own" any securities:

                                    (i)      which such Person or any of such
Person's Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 or Rule 13d-5 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement;

                                    (ii)    which such Person or any of such
Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own", (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event (as such term is hereinafter defined) or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(b) or Section 23 hereof (the "Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

                                    (iii) which such Person or any of such
Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of pursuant to any agreement, arrangement or understanding whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own", any security under this subparagraph (iii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or
                                    (iv)    which are beneficially owned,
directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (iii) of this paragraph (c)) or disposing of any securities of the Company.

If a Person shall be deemed to be the Beneficial Owner of any securities which are not outstanding, such securities shall be deemed to be outstanding for purposes of determining the percentage of Common Shares beneficially owned by such Person.

                           d.        "Business Day" shall mean any day other
than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                           e.       "Close of business" on any given date shall
mean 5:00 P.M., New York, New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York, New York time, on the next succeeding Business Day.

                           f.       "Common Shares" when used with reference to
the Company (or without express reference to another Person) shall mean the shares of common stock, $0.01 par value, of the Company or any other shares of capital stock of the Company into which the Common Shares are reclassified or changed. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock or other equity securities or equity or other beneficial interests of such Person with the greatest aggregate voting power.
                           g.       "Common Stock Equivalent" shall mean a
share, or fraction of a share, of any authorized class of preferred stock of the Company having dividend, voting, liquidation and other rights which result, in the judgment of the Board of Directors, in such share, or fraction of a share, being approximately equivalent in value to one Common Share as of the Event Date (as such term is hereinafter defined); provided, however, that, if no preferred stock has been authorized or, if authorized, in the judgment of the Board of Directors there are not sufficient authorized but unissued shares of preferred stock available for the creation of Common Stock Equivalents, "Common Stock Equivalent" shall mean such cash, reduction in Exercise Price (as such term is hereinafter defined), other equity securities, debt securities, other assets or any combination of the foregoing, that the Board of Directors shall determine to be approximately equivalent in value to one Common Share as of the Event Date. As used herein, "Event Date" shall mean (i) for purposes of any determination made pursuant to Section 11(a)(iii) hereof, the date of occurrence of a Section 11(a)(ii) Event (as such term is hereinafter defined), and (ii) for purposes of any determination made pursuant to Section 25(c) hereof, the Exchange Date.

                           h. "Distribution Date" shall have the meaning set forth in Section 3(b) hereof.

                           i. "Exchange" shall have the meaning set forth in Section 25 hereof.

                           j. "Exchange Date" shall have the meaning set forth in Section 7(a) hereof.

                           k. "Exchange Ratio" shall have the meaning set forth in Section 25 hereof.

                           l. "Exercise Price" shall have the meaning set forth in Section 4 hereof.

                           m. "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

                           n.       "Person" shall mean any individual, firm,
                                   corporation, partnership or other entity and
                                    shall include any successor by merger or otherwise of such Person.

                           o.      "Principal Party" shall have the meaning set
                                    forth in Section 13(b) hereof.

                           p.       "Record Date" shall mean February 2, 2001.

                           q.      "Redemption Date" shall have the meaning set
                                    forth in Section 7(a) hereof.

                           r. "Redemption Price" shall have the meaning set forth in Section 24(a) hereof.

                           s. "Registered Common Shares" shall have the meaning set forth in Section 13(b) hereof.

                           t. "Right Certificates" shall have the meaning set forth in Section 3(b) hereof.

                           u.      "Rights" shall have the meaning set forth in
                                    the recital of this Agreement.

                           v. "Section 11(a)(ii) Event" shall mean the event described in Section 11(a)(ii) hereof.

                           w. "Section 13 Event" shall mean any event described in clauses (x), (y) or (z) of
                                    Section 13(a)hereof.

                           x. "Securities Act" shall mean the Securities Act of 1933, as amended.

                           y.      "Share Acquisition Date" shall mean the date
of the first public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

                           z.       "Subsidiary" shall mean, with reference to
any Person, any corporation or other Person of which a majority of the voting power of the voting equity securities or equity or other beneficial interests is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

                           aa. "Summary of Rights" shall have the meaning set forth in Section 3(a) hereof.

                           bb. "Trading Day" shall have the meaning set forth in Section 11(d) hereof.

                           cc. "Triggering Event" shall mean any Section 11(a)(ii) Event or Section 13 Event.

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more Co-Rights Agent, the respective duties of the Rights Agent and any Co-Rights Agent shall be as the Company shall determine.

Section 3.        Issue of Right Certificates.

                           a.       No separate certificates representing the
Rights will be issued to shareholders until after a Distribution Date (as defined below). As promptly as practicable after the Record Date, the Company will send a copy of a Summary of Rights in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for Common Shares together and this Rights Agreement, and the registered holders of Common Shares shall also be the registered holders of the associated Rights. Until the Distribution Date (or the earliest of the Redemption Date, Exchange Date or Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

                           b.       Until the earlier of (i) the close of
business on the tenth day after the Share Acquisition Date or (ii) the close of business on the tenth business day (or such later day as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer by any Person is first published, sent or given within the meaning of Rule 14d-2 of the General Rules and Regulations under the Exchange Act (or any comparable or successor rule) if, upon consummation thereof, such Person would be an Acquiring Person (the earlier of such dates, including any such date which is after the date of this Agreement and prior to the issuance of the Rights, being herein referred to as the "Distribution Date"),

                                   (x) the Rights will be evidenced (subject to
the provisions of paragraph (a) of this Section 3) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be certificates for Rights) and not by separate certificates, and

                                    (y) the Rights will be transferable only in
connection with the transfer of the underlying Common Shares.

As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Right certificates, in substantially the form of Exhibit A hereto (the "Right Certificates"), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                           c.       Rights shall be issued in respect of all
Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the penultimate sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date, the Exchange Date or the Final Expiration Date. Certificates representing such Common Shares shall also be deemed to be certificates for Rights, and shall bear the following legend:

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between PrimeSource Corporation (the "Company") and American Stock Transfer & Trust Company, dated as of February 1, 2001 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. As described in the Rights Agreement, Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate thereof (as such terms are defined in the Rights Agreement), (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) under certain circumstances, a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee before or concurrently with the Acquiring Person becoming such, shall be null and void.

With respect to such certificates containing the foregoing legend, until the earliest of the Distribution Date, the Redemption Date, the Exchange Date or the Final Expiration Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone (subject to the provisions of paragraph a of this Section 3) and the registered holders of Common Shares shall also be the holders of the associated Rights, and the surrender for transfer of any such certificates shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding. Rights shall again become outstanding with respect to such Common Shares at such time as they may be reissued by the Company.

Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares, certification and assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or any securities association on whose interdealer quotation system the Rights may from time to time be authorized for quotation, or to conform to usage. Subject to the provisions of Section 23 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the price per Common Share set forth therein (the "Exercise Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Exercise Price shall be subject to adjustment as provided herein.

Section 5.        Countersignature and Registration.

                           a.       The Right Certificates shall be executed on
behalf of the Company by its Chief Executive Officer, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Corporate Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

                           b.       On the Distribution Date, if the Rights
Agent is not the sole transfer agent for the Common Shares, the Company will furnish the Rights Agent with the name and address of, and the number of Rights held by, each holder of Rights. Following the Distribution Date, the Rights Agent will keep or cause to be kept, at the office of the Rights Agent designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights as evidenced on the face of each of the Right Certificates and the date and certificate number of each of the Right Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

                           a.       Subject to the provisions of Section 7(e)
and Section 15 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earliest of the Redemption Date, the Exchange Date or the Final Expiration Date, any Right Certificate or Certificates (other than Right Certificates representing Rights which have been exchanged pursuant to Section 25 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right
Certificates, entitling the registered holder to purchase a like number of Common Shares (or other securities or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged, with the form of assignment and certificate appropriately executed, at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Certificates until the registered holder shall have completed and signed the certificate contained in the form of assignment set forth on the reverse side of each such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 7(e) and Section 15 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
                           b.       Upon receipt by the Company and the Rights
Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7.        Exercise of Rights; Exercise Price; Expiration Date of Rights.

                           a.      The Rights shall not be exercisable prior to
the Distribution Date. Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii), Section 24(b) and
Section 25(b)) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Exercise Price for the Common Shares (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on February 1, 2011 (the "Final Expiration Date"),
(ii) the time at which the Rights are redeemed as provided in Section 24 hereof (the "Redemption Date") or (iii) the time at which the Rights are exchanged as provided in Section 25 hereof (the "Exchange Date"); provided, however, that if the number of Rights exercised would entitle the holder thereof to receive any fraction of a Common Share greater than one-half of a share, the holder thereof shall not be entitled to exercise such Rights unless such holder concurrently purchases from the Company (and in such event the Company shall sell to such holder) an additional fraction of a Common Share at a price equal to the same fraction of the current Purchase Price which, when such fraction is added to the number of Common Shares to be received upon such exercise, will equal a whole number of Common Shares.
                           b.       The Exercise Price for each Common Share
pursuant to the exercise of one Right shall initially be $20. The Exercise Price shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

                           c.       Upon receipt of a Right Certificate
representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Exercise Price for the shares (or other securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax or governmental charge required to be paid by the holder of such Right Certificate in accordance with Section 9(e) hereof, the Rights Agent shall, subject to Section 21(j) hereof, thereupon promptly (i) requisition from any transfer agent of the Common Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the number of Common Shares to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 15 hereof, (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Right Certificate. The payment of the Exercise Price shall be made in cash or by certified or bank official check or money order payable to the order of the Company. In the event that the Company is obligated to issue other securities of the Company or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities or property are available for distribution by the Rights Agent, if and when appropriate.

                           d.       In case the registered holder of any Right
Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 15 hereof.

                           e.       Notwithstanding anything in this Agreement
to the contrary, from and after the occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or of any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or of any such Associate or Affiliate) or to any Person with whom the Acquiring Person has any agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors in its discretion has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. No Right Certificate shall be issued pursuant to Section 3 or Section 23 hereof that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof and no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate. Any Right Certificate delivered to the Rights Agent for transfer to any of the foregoing Persons, or which represents void Rights, shall be canceled. The Company shall use reasonable efforts to effect compliance with the provisions of this Section 7(e), but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

                           f.       Notwithstanding anything in this Agreement
to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported transfer as set forth in Section 6 hereof or exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such assignment or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

Section  8.  Cancellation  and  Destruction  of Right  Certificates.  All  Right
Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.        Reservation and Availability of Common Shares.

                           a.       Subject to the Company's rights under
Section 11(a)(iii) hereto to otherwise fulfill its obligations hereunder, the Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares and/or any authorized and issued Common Shares held in its treasury, the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights; provided, however, that such action need not be taken with respect to Common Shares (or other securities) issuable upon exercise of the Rights until after such time as the Rights become exercisable.

                           b.       So long as the Common Shares issuable upon
the exercise of Rights may be listed on any national securities exchange or authorized for quotation on any interdealer quotation system of any securities association, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or quoted on such system upon official notice of issuance upon such exercise.

                           c.       The Company shall use its best efforts to
(i) file, as soon as practicable following the earliest date after the occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(ii) or 11(a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be (provided the Company shall not have elected to make the exchange permitted by Section 25 hereof for all outstanding Rights (other than the Rights that shall have become null and void pursuant to Section 7(e) hereof)), a registration statement under the Securities Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and
(B) the Final Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety
(90) days after the date set forth in clause (i) of the first  sentence  of this
Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall give notice to the Rights Agent and issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a notice to the Rights Agent and a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the Distribution Date but prior to the occurrence of a Section 11(a)(ii) Event hereof, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

                           d.       The Company covenants and agrees that it
will take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

                           e.       The Company further covenants and agrees
that it will pay when due and payable any and all federal and state transfer taxes and governmental charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares (or other securities or property) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax or other governmental charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for Common Shares (or other securities or property) in a name other than that of, the registered holder of the Right Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for Common Shares (or other securities or property) in a name other than that of the registered holder upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax or charge is due.

Section 10. Common Shares Record Date. Each person in whose name any certificate for Common Shares (or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares (or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and all applicable transfer taxes and governmental charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Shares (or other securities) transfer books of the Company are closed or a date on which the exercisability of the Rights is suspended pursuant to Section 9(c), such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares (or other securities) transfer books of the Company are open or the next succeeding Business Day on which such suspension is no longer in effect. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a shareholder of the Company with respect to Common Shares (or other securities) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Exercise Price, Number and Kind of Shares or Number of Rights


                  The Exercise Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                           a. (i) In the event the  Company  shall,  at any time
                  after the date of this Agreement, (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide or split the outstanding Common Shares into a greater number of shares, (C) combine or consolidate the outstanding Common Shares into a smaller number of shares or effect a reverse stock split, or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) or division, except as otherwise provided in this
                  Section 11(a) and in Section 7(e) hereof, the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, consolidation, division, combination or reclassification shall be proportionately adjusted so that the holder of Rights exercised after such time shall be entitled to receive, upon payment of the Exercise Price then in effect, the aggregate number and kind of Common Shares or shares of capital stock, as the case may be, which, if such Rights had been exercised immediately prior to such record or effective date and at a time when the Common Shares (or other capital stock, as the case may be) transfer books of the Company were open, such holder would have acquired upon such exercise and, in addition, would have been entitled to receive with respect to such Common Shares or shares of capital stock, as the case may be, by virtue of such dividend, subdivision, split, consolidation, combination or reclassification at an aggregate Exercise Price (i.e., the product of the number of Common Shares or shares of capital stock purchased or exercised, as the case may be, multiplied by the Exercise Price) equal to the aggregate Exercise Price prior to such dividend, subdivision, split, consolidation, combination, division or reclassification.

                                    (ii) Subject to Sections  11(a)(iii)  and 25
                  hereof, in the event that any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person, then proper provision shall be made so that each holder of one Right, except as provided in Section 7(e)
                  hereof, shall thereafter have a right to receive, upon exercise of each Right and upon payment of the then-current Exercise Price for one Common Share, in accordance with the terms of this Agreement, not one Common Share, but rather such number of Common Shares as shall equal the result obtained by (x) multiplying the then-current Exercise Price by the number of Common Shares for which one Right is then exercisable and (y) dividing that product by 50% of the current market price (determined pursuant to Section 11(d) hereof) per Common Share on the date such Person, alone or together with its Affiliates and Associates, became an Acquiring Person. For example, assuming the current market price of the Common Shares is $4.00 per share and assuming no other adjustments are required under the terms of this Agreement, after any Person becomes an Acquiring Person, a holder of one Right upon exercise thereof and payment of $20.00 to the Company shall receive ten (10) Common Shares (($20.00 X 1)/(.5 X $4.00)).

                                    (iii)  Subject to Section 25 hereof,  in the
                  event that the number of Common Shares which are authorized by the Company's articles of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph
                  (ii), the Rights shall not be exercisable for Common Shares, but proper provision shall be made so that each holder of one Right, except as provided in section 7(e) hereof, shall thereafter have a right to receive, upon exercise of each Right and upon payment of the price for one Common Share determined pursuant to subparagraph (ii), not one Common Share, but rather such number of Common Stock Equivalents (or, in the judgment of the Board of Directors, such combination of Common Stock Equivalents and Common Shares) as shall equal the number of Common Shares determined pursuant to subparagraph (ii).

                           b.       In case the Company shall fix a record date
for the issuance of rights, options or warrants to all holders of Common Shares entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Common Shares or securities convertible into Common Shares at a price per Common Share (or having a conversion price per share, if a security convertible into Common Shares) less than the current market price (as determined pursuant to Section 11(d) hereof) per Common Share on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                           c.       In case the Company shall fix a record date
for a distribution to all holders of Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend), assets, stock (other than a dividend payable in Common Shares) or subscription rights, options or warrants (excluding those referred to in or excluded pursuant to Section 11(b) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per one Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes) of the portion of the cash, assets, stock or evidences of indebtedness so to be distributed or of such subscription rights, options or warrants applicable to one Common Share and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per one Common Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                           d.       For the Purposes of any computation
hereunder, the "current market price" per Common Share on any date shall be deemed to be the average of the daily closing prices per Common Share for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current market price per Common Share is determined during a period following the announcement by the issuer of such Common Shares of (i) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights) or (ii) any subdivision, split, consolidation, combination or reclassification of such Common Shares and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, split, consolidation, division, combination or reclassification, then, and in each such case, the "current market price" shall be appropriately adjusted at the discretion of the Board of Directors of the Company to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Shares, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used and shall be binding and conclusive for all purposes. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Shares are not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes.

                           e.       Anything herein to the contrary
notwithstanding, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Final Expiration Date.

                           f.       If as a result of an adjustment made
pursuant to Section 11(a) or Section 13(a) hereof, the holder of any Right to be thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in this Section 11 and the provisions of Sections 6, 7, 9, 10, 13 and 15 with respect to the Common Shares shall apply on like terms to any such other shares.


                           g.       All Rights issued by the Company subsequent
to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                           h.       Unless the Company shall have exercised its
election as provided in Section 11(i), upon each adjustment of the Exercise Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of Common Shares covered by each Right immediately prior to this adjustment, by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price, and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                           i.       The Company may elect on or after the date
of any adjustment of the Exercise Price to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment in the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the

Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 15 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holder shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                           j.       Irrespective of any adjustment or change in
the Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price and the number of Common Shares which were expressed in the initial Right Certificates issued hereunder.

                           k.      Before taking any action that would cause an
adjustment reducing the Exercise Price below the then par value, if any, of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, upon the advice of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Exercise Price.

                           l.       In any case in which this Section 11 shall
require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.
                           m.       Anything in this Section 11 to the contrary
notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Shares, (ii) issuance wholly for cash of any of the Common Shares at less than the current market price, (iii) issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Common Shares shall not be taxable to such stockholders.

                           n.       In the event that the Rights become
exercisable following a Section 11(a)(ii) Event, the Company, by action of the Board of Directors, may permit the Rights, subject to Section 7(e), to be exercised for 50% of the Common Shares (or cash, other securities or property) that would otherwise be purchasable under Section 11(a), in consideration of the surrender to the Company of the Rights so exercised and without other payment of the Exercise Price. Rights exercised under this Section 11(n) shall be deemed to have been exercised in full and shall be canceled.

Section 12.      Certificate of Adjusted Exercise Price or Number of Shares.

Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares) in accordance with Section 27 hereof. The Rights Agent shall be fully authorized to rely and be protected in relying on any such certificate and on any adjustment therein contained.

Section 13.Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

                        a. In the event that, following the earlier of the Distribution Date or the Share Acquisition Date, (x) the Company, directly or indirectly, shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 14(b) hereof) and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 14(b) hereof), directly or indirectly, shall consolidate with, or merge with and into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or of the Company) or cash or any other property, or (z) the Company, directly or indirectly, shall sell or otherwise transfer (or one or more of its Subsidiaries, directly or indirectly, shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 14(b)), then, and in each such case, proper provision shall be made so that

                                    (i) each holder of one Right (except as
provided in Section 7(e) hereof) shall thereafter have the right to receive, upon the exercise of each Right and upon payment of the then-current Exercise Price for one Common Share in accordance with the terms of this Agreement, not one Common Share, but rather such number of validly authorized and issued, fully paid, nonassessable and freely tradable Common Shares of the Principal Party (as hereinafter defined), free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal, as shall be equal to the result obtained by (1) multiplying the then-current Exercise Price by the number of Common Shares for which one Right is then
exercisable (without  taking  into  account  any  adjustment  previously   made
pursuant to Section 11(a)(ii) or 11(a)(iii) hereof) and (2) dividing that product by 50% of the current market price (determined pursuant to Section 11(d) hereof) per Common Share of the Principal Party on the date of consummation of such consolidation, merger, sale or transfer;

                                    (ii) such Principal Party shall thereafter
be liable for, and shall assume, pay and perform in all respects, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement, regardless of any provision to the contrary in any agreement between the Company and such Principal Party;

                                    (iii) except for purposes of Section 1(g)
hereof, the term "Company" shall thereafter be deemed to refer to such Principal Party;

                                    (iv) such Principal Party shall take such
steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of one Right (except as otherwise provided herein) shall thereupon be entitled to receive, upon exercise of such Right and payment of the Exercise Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had he, at the time of such transaction, owned the Common Shares of the Principal Party purchasable upon the exercise of such Rights (after giving effect to the foregoing provisions of this Section 13(a)), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property; and

                                   (v) the provisions of Sections 11(a)(ii) and
11(a)(iii) hereof shall be of no effect following the occurrence of any Section 13 Event.

                           b.       "Principal Party" shall mean

                                     (i) in the case of any  merger  described
     in clause (x) or (y) of Section 13(a), any Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger, and if no securities are so issued, any Person that is a party to such merger that survives the merger;



                                     (ii) in the case of any  consolidation
     described in clause (x) or (y) of Section 13(a), any Person that directly controls, alone or with other Persons, a corporation that is consolidating with the Company; and

                                    (iii)   in the case of any transaction or
     transactions  described  in clause (z) of Section  13(a),  any Person  that
     receives  any  assets  or  earning  power  transferred   pursuant  to  such
     transaction or transactions;

provided, however, that with respect to such Person (or, if there is more than one such Person, with respect to each such Person), (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act ("Registered Common Shares"), or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person which has Registered Common Shares outstanding, "Principal Party" shall refer to such other Person;
(2) if the Common Shares of such Person are not Registered Common Shares or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person which has Registered Common Shares outstanding, "Principal Party" shall refer to the ultimate parent entity of such first mentioned Person; (3) if the Common Shares of such Person are not Registered Common Shares or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one or more of such latter Persons have Registered Common Shares outstanding, "Principal Party" shall refer to whichever of such latter Persons is the issuer of outstanding Registered Common shares having the greatest aggregate current market value (determined pursuant to Section 11(d)(i) hereof); or (4) if the Common Shares of such Person are not Registered Common Shares or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such latter Persons have Registered Common Shares outstanding, "Principal Party" shall refer to whichever ultimate parent entity is the entity having the greatest net assets; provided, further, however, that if under the foregoing provisions of this Section 13(b) there shall for any reason be more than one Principal Party, "Principal Party" shall refer to whichever of such Persons is the issuer of outstanding Registered Common Shares having the greatest aggregate current market value (determined pursuant to Section 11(d) hereof) or, if none of such Persons has Registered Common Shares outstanding, whichever of such Persons is the entity having the greatest net assets.

                         c.  Notwithstanding  anything herein to the contrary,
if the Principal Party as determined pursuant to paragraph (b) above is not a corporation, proper provision shall be made so that such Principal Party shall create or otherwise make available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a type or types of securities having a fair market value (as determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company) equal to at least the value of the Common Shares which each holder of a Right would have been entitled to receive if such Principal Party had been a corporation.

                           d.      The Company shall not consummate any Section
13 Event, unless (1) at the time of and after such consummation the Principal Party shall have a sufficient number of authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and (2) prior to such consummation the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in this Section 13 and further providing that, as soon as practicable after the date of any such
Section 13 Event, the Principal Party will

                                   (i)     prepare and file a registration
     statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date, and similarly comply with applicable state securities or "blue sky" laws; and

                                    (ii)    deliver to holders of the Rights
     historical  financial  statements  for the Principal  Party and each of its
     Affiliates   which  comply  in  all  respects  with  the  requirements  for registration on Form 10 under the Exchange Act.


                  The provisions of this Section 13 shall similarly apply to successive share exchanges, mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the first occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

                           e.  Notwithstanding anything herein to the contrary,
Section 13 shall not be applicable to a transaction described in Section 13(a)(x) or (y) if such transaction has received the prior approval of the Board of Directors of the Company.

Section 14.       Additional Covenants.

                           a.       Except as expressly provided herein, no
adjustment to the Exercise Price, the number of Common Shares or other securities for which a Right is exercisable or the number of Rights outstanding (except as permitted by Section 24 or Section 25 hereof) or any similar adjustment shall be made or be effective if such adjustment would have the effect of substantially reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under Section 11(a)(ii) and Section 13 hereof, unless the terms of this Agreement are amended so as to preserve such benefits.

                           b.       The Company covenants and agrees that,
following the earlier of the Share Acquisition Date and the Distribution Date, except as permitted by Sections 24, 25 and 28 hereof, it shall not, directly or indirectly, take any action the purpose or effect of which is to eliminate or otherwise diminish in any material respect the benefits intended to be afforded by the Rights.

                           c.       The Company covenants and agrees that it
shall not consummate any of the  transactions  described in clauses (x), (y) and
(z) of Section 13(a) hereof if (i) at the time of or after such consummation there are or would be any charter or by-law provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect (whether of the Company or any other Person) or any other action taken (whether by the Company or any other Person) the purpose or effect of which is to eliminate or otherwise diminish in any material respect the benefits intended to be afforded by the Rights or (ii) the stockholders of the Principal Party shall have received, either prior to, simultaneously with, or after the consummation of such transaction, a distribution of Rights previously owned by the Principal Party or any of its Affiliates and Associates.

                           d.       The Company further covenants and agrees
that it shall not consummate any of the  transactions  described in clauses (x),
(y) and (z) of Section 13(a) hereof unless prior thereto the Company and the Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with paragraph (c) above and further providing that the Principal Party covenants and agrees that it shall not, directly or indirectly, take any action the purpose or effect of which is to eliminate or otherwise diminish in any material respect the benefits intended to be afforded by the Rights. The provisions of this paragraph (d) and paragraph
(c) above shall similarly apply to successive mergers, consolidations, sales or other transfers.

Section 15.       Fractional Rights and Fractional Shares.

                           a.       The Company shall not be required to issue
fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used and shall be conclusive for all purposes.

                           b.       The Company shall not be required to issue
fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares equal to one-half of a share or less, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. Any exercise of Rights that would entitle the holder thereof to receive any fraction of a Common Share greater than one-half of a share shall be governed by Section 7(a) hereof. In the event that an additional fraction of a Common Share is not purchased by such holder (or sold by the Company) pursuant to such Section 7(a), the Company shall pay such holder an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 15(b), the current market value of one Common Share shall be the closing price of a Common Share (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

Section 16. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

Section 17. Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                           a.       prior to the Distribution Date, the Rights
will be transferable only in connection with the transfer of the Common Shares;

                           b.       after the Distribution Date, the Right
Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully completed and duly executed;

                           c.       subject to Sections 6(a) and 7(f) hereof,
the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the

Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of
Section 7(e) hereof, shall be affected by any notice to the contrary; and

                           d.       notwithstanding anything in this Agreement
to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 18. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 26 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 19.       Concerning the Rights Agent.

                           a.     The Company agrees to pay to the Rights Agent
reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability. Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

                           b.       The Rights Agent shall be protected and
shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, instruction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 21.

Section 20.       Merger or Consolidation or Change of Name of Rights Agent.

                           a.       Any corporation into which the Rights Agent
or any successor Rights Agent may be merged with or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 22 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at such time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                           b.       In case at any time the name of the Rights
Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at such time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 21. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                           a.       The Rights Agent may consult with legal
counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                           b.       Whenever in the performance of its duties
under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chief Executive Officer, the President, a Vice President, the Treasurer or the Corporate Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                           c.       The Rights Agent shall be liable hereunder
only for its own negligence, bad faith or willful misconduct.

                           d.       The Rights Agent shall not be liable for or
by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates or be required to verify the same (except as to its countersignature thereof), but all such statements and recitals are and shall be deemed to have been made by the Company only.

                           e.       The Rights Agent shall not be under any
responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

                           f.       The Company agrees that it will perform,
execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                           g.       The Rights Agent is hereby authorized and
directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chief Executive Officer, the President, a Vice President, the Corporate Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                           h.       The Rights Agent and any stockholder,
director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                           i.       The Rights Agent may execute and exercise
any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                           j.       If, with respect to any Right Certificate
surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to any item therein, the Rights Agent shall not take any further action with respect to such requested exercise or transfer until it has received instructions with respect thereto from the Company.

Section 22. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and, if instructed by the Company, to each transfer agent of the Common Shares by registered or certified mail, and, at the expense of the Company, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor

Rights Agent upon 30 days, notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus adequate in the judgment of at least a majority of the Board of Directors to assure the performance of its duties hereunder and the protection of the interests of the Company and the holders of the Rights. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 22, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 23. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earliest of the Redemption Date, the Exchange Date and the Final Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of employee or director stock options or under any employee or director plan or arrangement outstanding, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities issued by the Company prior to such date, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificates would be issued and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 24.       Redemption.

                           a.       The Board of Directors of the Company may,
at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.005 per Right, appropriately adjusted to reflect any stock split, stock dividend, reclassification or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Without limiting the generality of the foregoing, the Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the "current market price" as defined in Section 11(d) hereof, of the Common Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

                           b.       Immediately upon the action of the Board of
Directors of the Company ordering the redemption of the Rights (or at such later time as the Board of Directors may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give or any defect in such notice shall not affect the validity of such redemption. Within 10 days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

                           c.       Neither the Company nor any of its
Subsidiaries may redeem, acquire, or purchase for value any Rights at any time in any manner except (i) pursuant to a redemption in accordance with this
Section 24 or an exchange pursuant to Section 25 hereof or (ii) in connection with the purchase or other acquisition of Common Shares prior to the Distribution Date.

                           d.       After aggregating all the Common Shares to
which a holder of Rights is entitled upon the Exchange, the Company shall not be required to issue a fraction of a Common Share to such holder. In lieu of issuing fractional shares, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional shares would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of one Common Share. For the purposes of this paragraph (d), the current market value of one Common Share shall be the closing price of a Common Share (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the Exchange Date.

Section 25.       Exchange.

                           a.      Subject to paragraph (c) of this Section 25,
the Board of Directors of the Company may, at its option, at any time after the occurrence of a Section 11(a)(ii) Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Shares at an exchange ratio of one Common Share for every one Right, appropriately adjusted to reflect any stock split, stock dividend, reclassification or similar transaction occurring after the date hereof (such exchange being hereinafter referred to as the "Exchange" and such exchange ratio being hereinafter referred to as the "Exchange Ratio").

                           b.       Immediately upon the action of the Board of
Directors of the Company authorizing the Exchange and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of a holder of Rights included in the Exchange shall be to receive that number of Common Shares equal to the number of Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of the Exchange; provided, however, that the failure to give or any defect in such notice shall not affect the validity of the Exchange. Within 10 days after such action of the Board of Directors ordering the Exchange, the Company shall mail a notice of Exchange to the Rights Agent and the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given whether or not the holder receives the notice. Each such notice of Exchange will state the method by which the Exchange will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

                           c.       In the event that the number of Common
Shares which are authorized by the Company's articles of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the Exchange in full, the Exchange Ratio shall equal one Common Stock Equivalent (in lieu of one Common Share) for every one Right. Alternatively, the Board of Directors of the Company may, at its option, determine that the Company shall (i) issue Common Shares in the Exchange to the extent Common Shares are available and (ii) utilize Common Stock Equivalents in the Exchange as provided above to the extent Common Shares are not available, in which case such Common Shares shall be allocated on such basis as the Board of Directors determines pursuant to Section 30 hereof.

Section 26.       Notice of Certain Events.

                           a.       In case the Company shall propose, at any
time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than a regular quarterly cash dividend),
(ii) to offer to all of the holders of Common Shares rights, options or warrants to subscribe for or to purchase any additional Common Shares at less than the current market price of the Common Shares, or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer, (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 27 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 Business Days prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any such other action, at least 10 Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

                           b.       In case a Section 11(a)(ii) Event shall
occur, then (i) the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Right Certificate, in accordance with
Section 27 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof and (ii) all references in the preceding paragraph to Common Shares shall thereafter be deemed to refer to, if appropriate, Common Share Equivalents.
                           c.       The failure to give notice required by this
Section 26 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote on any such action.

Section 27. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           Chief Financial Officer
                           PrimeSource Corporation
                           Fairway Corporation Center
                           Suite 222
                           4350 Haddonfield Road
                           Pennsauken, NJ  08109


                           With a copy to:

                           General Counsel
                           PrimeSource Corporation
                           355 Treck Drive
                           Seattle, WA  98188-7603

                  Subject to the provisions of Section 22 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           American Stock Transfer & Trust Company
                           59 Maiden Lane

                           New York, NY  10038
                           Attention:  General Counsel

                  Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 28. Supplements and Amendments. Prior to the Distribution Date the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement, whether or not adverse to the holders of Rights, without any approval of the holders of Rights. From and after the

Distribution Date the Company and the Rights Agent may from time to time supplement or amend this Agreement without any approval of the holders of Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to extend the period during which the Rights may be redeemed; provided however, that such period may not be extended if at the time of such supplement or amendment the Rights are not then redeemable, or (iv) to change or supplement the provisions herein to effectuate the purposes of this Agreement, including but not limited to changes in the Exercise Price or Redemption Price, or to make any other provisions with respect to the Rights, which, in either such case, shall not materially adversely affect the interests of the holders of Rights (other than Acquiring Persons and Affiliates or Associates thereof). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 28, the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights Agent may, but shall not be obligated to, enter into any such supplement or amendment which affects the Rights Agent's own rights, duties or immunities under this Agreement.

Section 29. Successors. All the covenants and Provisions of this Agreement by or for the benefit of the Company or the Rights

Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 30. Determinations and Actions by the Board of Directors.a. Notwithstanding any provision to the contrary in any amendment to the Company's Articles of Incorporation or By-Laws which may hereafter be adopted, the Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all calculations and determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not to redeem the Rights pursuant to Section 24 hereof, to exchange or not to exchange the Rights pursuant to Section 25 hereof or to supplement or amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) shall be presumed to have been done or made by the Board of Directors of the Company in good faith and shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights.

                           b.       Notwithstanding any provision to the
contrary in any amendment to the Company's Articles of Incorporation or By-Laws which may hereafter be adopted, action by the Board of Directors of the Company shall require approval both by a majority of the members of the Board present and voting at a duly constituted meeting of the Board of Directors at which meeting such matter is properly before the Board for vote and by a majority of the Continuing Directors then in office. "Continuing Directors" shall mean (i) any member of the Board, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of such Person, or a representative or designee of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the date of this Agreement, or
(ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of such Person, or a representative or designee of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors then in office.

Section 31. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

Section 32. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 24 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

Section 33. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth.

Section 34. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 35. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the date and year first above written.

Attest:                                 PRIMESOURCE CORPORATION


______________________________      By:__________________________________
Name:  Barry C. Maulding                    Name:  James F. Mullan
Title: Corporate Secretary                  Title: Chairman, President & Chief
                                            Executive Officer

Attest:                                AMERICAN STOCK TRANSFER & TRUST COMPANY


_________________________________   By:____________________________________
 Name:                                      Name:
 Title: Assistant Secretary                          Title: Vice President

                                    EXHIBIT A

                           [Form of Right Certificate]

Certificate No. R-         ___________ Rights

NOT EXERCISABLE AFTER FEBRUARY 1, 2011 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY AT $.005 PER RIGHT, AND TO EXCHANGE AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. AS DESCRIBED IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY (1) AN ACQUIRING PERSON OR ANY ASSOCIATE OR AFFILIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), (2) A TRANSFEREE OF AN ACQUIRING PERSON (OR OF ANY SUCH ASSOCIATE OR AFFILIATE) WHO BECOMES A TRANSFEREE AFTER THE ACQUIRING PERSON BECOMES SUCH OR (3) UNDER CERTAIN CIRCUMSTANCES, A TRANSFEREE OF AN ACQUIRING PERSON (OR OF ANY SUCH ASSOCIATE OR AFFILIATE) WHO BECOMES A TRANSFEREE, BEFORE OR CONCURRENTLY WITH THE ACQUIRING PERSON BECOMING SUCH, SHALL BE NULL AND VOID.

                                RIGHT CERTIFICATE

                             PRIMESOURCE CORPORATION

                  This certifies that , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 1, 2001 (the "Rights Agreement"), between PrimeSource Corporation, a Pennsylvania corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent"). Each Right entitles the registered holder to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York, New York time) on February 1, 2011 at the office of the Rights Agent designated for such purpose, or its successors as Rights
Agent, one fully paid, non-assessable share of Common Stock (the "Common Shares") of the Company. No less than one Right, and only whole multiples of one Right, may be exercised at any time at a Exercise Price of $20 per Common Share (the "Exercise Price"), subject to adjustment, upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of February 2, 2001, based on the Common Shares as constituted at such date.

                  From and  after  the  occurrence  of the  event  described  in section 11(a)(ii) of the Rights Agreement, if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or any Associate or Affiliate thereof (as such terms are defined in the Rights Agreement), (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) under certain circumstances, a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee before or concurrently with the Acquiring Person becoming such, such Rights shall be null and void and no holder hereof shall have any rights with respect to such Rights.

                  As provided in the Rights Agreement, the Exercise Price and the number and kind of Common Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

                  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company and are also available upon written request to the Company.

                  This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $.005 per Right or (ii) may be exchanged by the Company at its option for shares of the Company's Common Stock, $0.01 par value per share (or, in certain circumstances, Common Stock Equivalents, as such term is defined in the Rights Agreement).

                  No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby. In lieu of fractions of a share equal to one-half of a share or less, a cash payment will be made, as provided in the Rights Agreement. No Rights may be exercised that would entitle the holder to any fraction of a Common Share greater than one-half of a share unless concurrently therewith such holder purchases an additional fraction of a Common Share which, when added to the number of Common Shares to be received upon such exercise, equals a whole number of Common Shares, as provided in the Rights Agreement. If such holder does not purchase such additional fraction of a Common Share, a cash payment will be made, as provided in the Rights Agreement.

                  No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

                  This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of  _____________, 200__


ATTEST:                                 PRIMESOURCE CORPORATION

_______________________________         By:________________________________
         Corporate Secretary                 President

Countersigned:
                                        AMERICAN STOCK TRANSFER & TRUST COMPANY


                                        By:____________________________________
                                            Authorized Signature

                   [Form of Reverse Side of Right Certificate]


                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)


FOR VALUE RECEIVED                                                hereby sells,
                   -----------------------------------------------
assigns and transfers unto


                  (Please print name and address of transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:   _________________, 200__


                                             ----------------------------------
                                              Signature

Signature Guaranteed:

                  Signatures  must  be  guaranteed  by  an  eligible   financial
institution or broker who is a member participant in a Medallion Program approved by the Securities Transfer Association, Inc.

                                   CERTIFICATE

                  The undersigned hereby certifies by checking the appropriate boxes that:

                                    (i)      the Rights evidenced by this Right
Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);
                                    (ii)    after due inquiry and to the best
knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:   _________________, 200__


                                          --------------------------------------
                                          Signature

Signature Guaranteed:

                  Signatures  must  be  guaranteed  by  an  eligible   financial
institution or broker who is a member participant in a Medallion Program approved by the Securities Transfer Association, Inc.

                                     NOTICE

                  The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

              (To be executed if holder desires to exercise Rights
                     represented by the Right Certificate.)


To:               PRIMESOURCE CORPORATION


                  The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

Please insert social security or other identifying number ___________________________


                         (Please print name and address)


                  If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other
identifying number
                   ----------------------------------------------------------




                         (Please print name and address)


Dated:   _________________, 200__



                                    Signature

Signature Guaranteed:

                  Signatures  must  be  guaranteed  by  an  eligible   financial
institution or broker who is a member participant in a Medallion Program approved by the Securities Transfer Association, Inc.

                                   CERTIFICATE

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1)      the Rights evidenced by this Right Certificate

[      ] are [      ]are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring person (as such terms are defined in the Rights Agreement);

                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:   _________________, 200__


                                         --------------------------------------
                                         Signature

                                     NOTICE

                  The signatures to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

amb - 5956
                                    EXHIBIT B

                          SUMMARY OF RIGHTS TO PURCHASE

                                  COMMON STOCK

Common Stock Purchase Right Dividend

         On February 2, 2001, the Board of Directors of PrimeSource Corporation (the "Company"), declared a dividend distribution of one common stock purchase right (a "Right") for each outstanding share of the Company's common stock (the "Common Shares") to stockholders of record at the close of business on February 2, 2001. Each Right entitles the registered holder, upon the occurrence of certain events, to purchase from the Company that number of Common Shares having a then market value equal to two times the exercise price of the Rights ($20.00 per Right, subject to adjustment (the "Exercise Price")), upon payment of the Exercise Price. The description and terms of the Rights are set forth in a Rights Agreement dated as of February 1, 2001 (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent.

         This Summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement. A copy of the Rights Agreement may be obtained from the Company without charge.

Certificates; Separation of Rights from Common Stock

         Initially, the Rights will be attached to all Common Shares then outstanding, and no separate Right certificates will be distributed. The Rights will separate from the Common Shares and trade separately after the Distribution Date. The "Distribution Date" is the earlier of (i) 10 days following the date of the first public announcement that a person or group of affiliated or associated persons, has acquired or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (an "Acquiring Person") or (ii) 10 business days (or such later day as may be determined by action of the Board of Directors before the time any person or group becomes an Acquiring Person) following the commencement of a tender offer or exchange offer if, upon consummation thereof, any person or group would be an Acquiring Person. The date of announcement of the existence of an Acquiring Person referred to in clause (i) above is referred to as the "Share Acquisition Date."

         Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), (i) the Rights will be evidenced only by the Rights Agreement and the Common Share certificates, and will be automatically transferred with, and only with, the Common Shares, (ii) new Common Share certificates issued after February 2, 2001, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any Common Share certificate, even without such notation or a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such stock certificate.

         As promptly as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and thereafter, such separate Right Certificates alone will evidence the Rights. The Rights are not exercisable until the Distribution Date and will expire at the close of business on February 1, 2011, unless earlier redeemed or exchanged by the Company as described below.

Flip In Trigger

         In the event that any person or group of associated or affiliated persons becomes an Acquiring Person, then after the Distribution Date, except as provided in the next paragraph, each Right shall entitle the holder thereof to receive, upon exercise and payment, Common Shares (or Common Stock Equivalents (as such term is defined in the Rights Agreement)) having a then market value equal to two (2) times the Exercise Price of the Rights.

Certain Rights to Become Void

Upon the occurrence of the event described in the preceding paragraph, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate (as such terms are defined in the Rights Agreement) of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or
(iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person or to any person with whom the Acquiring Person (or any such Associate or Affiliate) has any agreement or other understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company in its discretion has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of the Rights Agreement, shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of the Rights Agreement or otherwise.

Flip Over Trigger

         In the event that, following the earlier of the Distribution Date or Share Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation,
(ii) the Company engages in a merger or other business combination transaction with another person in which the Company is the surviving corporation, but in which its Common Shares are changed or exchanged, or (iii) more than 50% of the Company's assets or earning power is sold or transferred, the Rights Agreement provides that proper provision shall be made so that each Right (except Rights which previously have been voided as described above in the preceding paragraph) shall entitle the holder thereof to receive, upon exercise and payment, common stock of the acquiring company having a then market value equal to two (2) times the Exercise Price of the Rights.

Optional Exchange of Rights for Common Stock

         At any time after any person or group becomes an Acquiring Person, the Board of Directors of the Company may exchange the Rights (except Rights which previously have been voided as described above), in whole or in part, at an exchange ratio of one Common Share (or, in certain circumstances, one Common Stock Equivalent) for each Right.

Adjustments to Exercise Price and Number of Rights/Common Shares

         The Exercise Price payable, the number of Common Shares or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to all holders of the Common Shares of certain rights, options or warrants to subscribe for Common Shares or convertible securities at less than the current market price of the Common Shares, or (iii) upon the distribution to all holders of the Common Shares of evidences of indebtedness, stock (other than a dividend payable in Common Shares), assets or cash (excluding regular quarterly cash dividends) or of subscription rights, options or warrants (other than those referred to above).

         The number of outstanding Rights and the number of Common Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or in the event of subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

         With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments require an adjustment of at least 1% in such Exercise Price. No fractional Common Shares will be issued upon the exercise of any Right or Rights. In lieu of fractions of a share equal to one-half of a share or less, a cash payment will be made, as provided in the Rights Agreement. No Rights may be exercised that would entitle the holders to any fraction of a Common Share greater than one-half of a share unless concurrently therewith the holder purchases an additional fraction of a Common Share which, when added to the number of Common Shares to be received upon such exercise, equal a whole number of Common Shares, as provided in the Rights Agreement. If the holder does not purchase an additional fraction of a Common Share, a cash payment will be made, as provided in the Rights Agreement.

Redemption of Rights

         At any time prior to such time as any Person becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.005 per Right, subject to adjustment (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights (or at such later time as the Board of Directors may establish for the effectiveness of such redemption), the Rights will terminate and the only right of the holders of the Rights will be to receive the Redemption Price.

Shareholder Rights

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends by reason of ownership of the Rights.

Tax Implications

         While the distribution of the Rights will not be taxable to a shareholder or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable or exchangeable for shares of Common Stock.

Amendment

         The terms of the Rights may be amended by the Company and the Rights Agent at any time for any purpose, provided that following the Distribution Date the amendment may not materially adversely affect the interests of holders of Rights (other than the interests of an Acquiring Person).

Continuing Directors

         The Board of Directors of the Company has the exclusive power and authority to administer the Rights Agreement and to exercise all decisions on behalf of the Company provided in the Agreement. Actions by the Board of Directors shall require the affirmative vote of a majority of the Continuing Directors then in office. "Continuing Directors" means (i) any member of the Board who is not an Acquiring Person or an associate or affiliate of such person, or a representative or designee of an Acquiring Person or any such associate or affiliate, and was a member of the Board prior to February 1, 2001, or (ii) any person who subsequently becomes a member of the Board, who is not an Acquiring Person or an associate or affiliate of such person, or a representative or designee of any such person, if such person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors then in office.

Anti-takeover Effects

         The Rights may have certain anti-takeover effects. The Rights will cause a dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors. The Rights will not interfere with any merger or other business combination approved by the Board of Directors prior to the time the other party to the transaction becomes an Acquiring